Exhibit 10.1

EQUITY OFFICE PROPERTIES TRUST
NON-QUALIFIED SHARE OPTION AGREEMENT

FOR MEMBERS OF THE BOARD OF TRUSTEES

     This NON-QUALIFIED SHARE OPTION AGREEMENT (the “Agreement”), is entered into and made effective as of ___between Equity Office Properties Trust, a Maryland real estate investment trust (the “Company”), and ___(the “Optionee”).

W I T N E S S E T H:

     WHEREAS, the Company has granted the Optionee the right to purchase authorized common shares of beneficial interest of the Company, par value of $.01 per share (“Shares”), as authorized under the Equity Office Properties Trust [1997 Share Option and Share Award Plan, as amended][2003 Share Option and Share Incentive Plan, as amended](the “Plan”).

     NOW, THEREFORE, in consideration of the foregoing, and the promises and mutual covenants set forth in this Agreement, the Company and Optionee hereby agree as follows:

     1. Grant of Option. Subject to the terms and conditions provided in this Agreement and the Plan, the Company hereby grants to the Optionee a non-qualified share option (the “Option”) to purchase all or part of ___Shares, effective ___(the “Grant Date”).

     2. Term of Option.

(a)	Except as provided below, the term of the Option shall be for a period of ten (10) years beginning on the Grant Date and ending on ___ (the “Expiration Date”).

(i)	If the Optionee’s Service (defined below) terminates for cause, the Option shall expire immediately and all rights to purchase Shares under the Option shall cease. Termination for cause shall be determined by the Compensation Committee of the Board of Trustees (the “Committee”) in its discretion. For purposes of this Agreement and the Plan, an Optionee’s “Service” shall continue until he or she is no longer an employee, officer, trustee or consultant of the Company or any [Extended Company] [Subsidiary] (as defined in the Plan).

(ii)	If the Optionee’s Service terminates other than:

(A)	for cause;

(B)	because of the Optionee’s death or Disability (as defined in the Plan);

(C)	in connection with the Trustee’s failure to be re-elected to the Board; or

(D)	following a “Change in Control” of the Company (defined below),

the Option shall not be exercisable with respect to any additional Shares as determined below in Paragraph 4 on the date such Service terminates, and shall expire three (3) months after the date of termination of the Optionee’s Service. As of the effective date of the termination of Service and thereafter, the Optionee shall be allowed to exercise the Option with respect to the number of Shares as to which the Option is exercisable as of the date of the termination, but only if the Optionee has satisfied any outstanding debts or liabilities to the Company and has returned all Company property in his possession.

(iii)	If the Optionee’s Service terminates because of his death, the Option shall be exercisable in full and shall expire twelve (12) months after the date of the Optionee’s death and shall be exercisable by the person or persons to whom the Option passes by will or by the laws of descent and distribution in accordance with Paragraph 6 below.

(iv)	If the Optionee’s Service terminates because of his Disability, in connection with the Optionee’s failure to be re-elected to the Board, or following a Change in Control of the Company, the Option shall be immediately exercisable in full and shall expire on the Expiration Date.

(b)	Notwithstanding the foregoing provisions, the “Plan Administrator” (defined below) may provide, at any time before the Expiration Date, that the Option shall not expire prior to the date it would otherwise expire under this paragraph, and may provide, in connection therewith,

(i)	the date or event that will cause the Option to expire (or that the Option will expire on the Expiration Date); and/or

(ii)	the extent to which the Option shall continue to become exercisable.

Notwithstanding the foregoing, in no event shall the Option be exercisable later than the Expiration Date, and all rights to purchase Shares pursuant to the Option shall cease as of the Expiration Date or its earlier expiration as provided herein.

(c)	Notwithstanding any other provision in this Agreement, the Company’s Chief Legal Counsel, in his sole and absolute discretion, may suspend the Optionee’s right to exercise an Option for up to thirty (30) days if he determines that the Optionee’s Service has been or, in his sole and absolute judgment, may be suspended or terminated for any reason.

[(d)	For purposes of this Agreement, a “Change in Control” shall be deemed to occur upon:

(i) the acquisition by any entity, person or group of more than fifty percent (50%) of the outstanding Shares from the holders thereof;

(ii) a merger or consolidation of the Company with one or more other entities as a result of which the ultimate holders of outstanding Shares immediately prior to such merger hold less than fifty percent (50%) of the shares of beneficial ownership of the surviving or resulting corporation; or

(iii) a direct or indirect transfer of substantially all of the property of the Company other than to an entity of which the Company directly or indirectly owns at least fifty percent (50%) of the shares of beneficial ownership.]

[(d)	A “Change in Control” shall be deemed to occur upon:

•	the acquisition by any entity, person or group of more than thirty percent (30%) of the combined voting power of the outstanding voting securities of Equity Office;

•	approval by shareholders of Equity Office of a merger, consolidation or reorganization of Equity Office with one (1) or more other entities, as a result of which the holders of all outstanding voting securities of Equity Office immediately prior to such transaction hold less than seventy percent (70%) of the combined voting power of the outstanding voting securities of the surviving or resulting corporation in substantially the same relative proportion as their ownership of the outstanding voting securities of Equity Office immediately before the transaction and the incumbent members of the Board of Trustees of Equity Office immediately before the transaction do not constitute at least a majority of the members of the board of the resulting corporation; or

•	approval by shareholders of Equity Office of a complete liquidation or dissolution of Equity Office; or

•	the rejection by the voting beneficial owners of the outstanding Shares of the entire slate of trustees proposed by the Board at a single election of trustees; or

•	the rejection by the voting beneficial owners of the outstanding Shares of one-half or more of the trustees proposed by the Board over any two or more consecutive elections of trustees; or

•	approval by shareholders of Equity Office of an agreement for the sale of substantially all of the assets of Equity Office other than to an entity of which Equity Office directly or indirectly owns at least seventy percent (70%) of the voting share.]

(e)	For purposes of this Agreement, “Plan Administrator” shall mean the President and Chief Executive Officer of the Company and any one member of the Committee, or the full Committee. Notwithstanding the foregoing, where the affected Optionee is a “covered employee” for purposes of Section 162(m) of the Code,

(i)	any authority of the Plan Administrator may only be exercised if the existence of such authority would not cause the Option to fail to constitute performance based compensation on its Date of Grant under Treasury Regulation Section 1.162-27; and

(ii)	“Plan Administrator” shall mean only the full Committee if the exercise of such authority by the President and Chief Executive Officer and any one member of the Committee would adversely affect the Option’s status as performance based compensation and its exercise by the full Committee would not so affect such status.

     3. Purchase Price. The per share purchase price of the Shares shall be $___subject to adjustment as provided below in Paragraph 5.

     4. Exercise of Share Option. This Paragraph 4 describes the time and manner in which the Share Option may be exercised.

(a)	The Share Option shall be exercisable in accordance with a vesting schedule under which ___(_/_) of the Share Options will vest on the ___anniversary of the Grant Date, and ___(_/_) of the Share Options will vest on each of the ___anniversaries of the Grant Date. Notwithstanding the foregoing, the Share Option shall become fully vested and immediately exercisable with respect to all of the Shares if the Optionee’s Service terminates as a result of his or her death, Disability or retirement at or after his or her attainment of age 62 or following a Change in Control.

(b)	Once the Share Option becomes exercisable, the Optionee or such other persons as are entitled to exercise the Share Option (as described in Paragraphs 2(c) and 6 hereof) may exercise the Share Option by providing written notice to exercise prior to the Expiration Date to the attention of Fidelity Investments, or such other broker as the Company shall identify in a written notice to Optionee as the Company’s designated broker for the Plan (the “Designated Broker”). Such written notice to exercise or electronic transmission of notice to exercise shall be in a form acceptable to the Designated Broker and may state that the Share Option is being exercised thereby and the number of Shares in respect of which it is being exercised. Such written notice shall be signed by the person or persons so exercising the Share Option and shall be accompanied by payment in full of the purchase price for such Shares, together with any required state, federal and payroll withholding taxes. Payments under this Paragraph 4 may be made (i) in cash, (ii) in Shares to be valued at the Fair Market Value thereof (as defined under the Plan) on the date of such exercise, (iii) with other consideration deemed to be acceptable by the Committee, or (iv) with a combination of any of the foregoing means. If the Share Option shall be exercised by any person or entity other than the Optionee, such written notice and payment must also be accompanied by appropriate proof of the right of such person or entity to exercise the Share Option. As soon as practicable following its receipt of sufficient written notice, payment and any other required documentation, the Designated Broker shall register, in the name of the person or entity exercising the Share Option, the Shares purchased under the Share Option.

(c)	Notwithstanding any provision of this Agreement or the Plan to the contrary, the Optionee or such other persons as are entitled to exercise the Share Option (as described in Paragraphs 2(c) and 6 hereof) will be prohibited from exercising the Share Option to the extent that the Chief Legal Counsel of the Company has determined that purchases and sales of Company securities should be restricted because of the existence or potential existence of material nonpublic information concerning the Company, whether or not such determination has been communicated to the Optionee or such other persons. If the Chief Legal Counsel of the Company has made such a determination and the Optionee or such other persons give notice of an intent to exercise the Share Option (and satisfy all other conditions to the exercise of the Share Option), the Chief Legal Counsel shall advise the Optionee or such other persons concerning such restrictions, and unless such notice is withdrawn, the effective time of the Optionee’s exercise shall be postponed to the earlier of the date that the Chief Legal Counsel determines that such restriction is no longer necessary with respect to exercises of the Share Option or the day before the date that the Share Option expires.

     5. Adjustment of Shares Subject to the Share Option. In the event of any change in the number of outstanding Shares by reason of any Share dividend, split, recapitalization, merger, consolidation, combination, exchange of Shares or other similar corporate change, the aggregate number and kind of Shares subject to the Share Option shall be proportionately adjusted by the Committee so that the aggregate value of such Shares shall remain unchanged, and the terms of this Agreement may be adjusted by the Committee in such manner as it deems equitable. If the foregoing adjustment results in a fractional number of Shares being subject to the Share Option, then upon any exercise of the Share Option, the Company or its agent shall pay cash to the Optionee (or such other person or entity exercising the Share Option) in an amount equal to the excess of the Fair Market Value (as defined under the Plan) of such fractional Share over its exercise price. All adjustments under this Paragraph 5 shall be made in the sole discretion of the Committee as it deems necessary and appropriate and shall be effective as of the day such action necessitating such adjustment becomes effective. Notwithstanding the foregoing, in no event shall the price per Share provided under this Agreement be adjusted below the par value of any such Share.

     6. Transferability. The Share Option shall not be transferable other than:

(a)	by will or the laws of descent and distribution;

(b)	pursuant to a “qualified domestic relations order” (as such term is defined under the Internal Revenue Code (the “Code”)), to the extent not inconsistent with the applicable provisions of the Code; or

(c)	pursuant to a transfer made by the Optionee during his or her lifetime to his or her spouse, child or children, grandchild or grandchildren, or other family member or to a trust for the benefit of one (1) or more of such family members, provided that: (i) the transferee thereof shall hold such Share Option subject to all of the conditions and restrictions contained herein and in the Plan; and (ii) as a condition of such transfer, the Company may require the transferee to agree in writing (in a form acceptable to the Committee) that the grant is subject to such conditions and restrictions.

The Share Option may not be assigned, transferred, pledged or hypothecated in any way, shall not be assignable by operation of law, nor subject to execution, attachment or similar process, except as provided in this Paragraph 6. Any attempted assignment, transfer, pledge, hypothecation or other disposition of the Share Option contrary to the provisions of this Paragraph 6 and of the Plan, and the levy of any execution, attachment or similar process upon the Share Option, shall be null and void and without effect.

     7. Withholding Taxes. To the extent that income recognized by the Optionee with respect to the Option is subject to all withholding tax requirements, payment of part or all of the required withholding taxes may be satisfied as follows:

(i)	the Company may withhold from amounts payable to the Optionee as compensation or otherwise an amount necessary to satisfy all withholding tax requirements;

(ii)	the Optionee may elect to deliver to the Company unrestricted Shares having a fair market value determined as of the date of such delivery equal to the amount required to be withheld;

(iii)	the Company may permit any delivery of unrestricted Shares to be made by withholding Shares otherwise issuable pursuant to the grant giving rise to the tax withholding obligation; or

(iv)	the Optionee may remit to the Company an amount sufficient to satisfy payment.

     8. Service Rights of Optionee. This Agreement shall not constitute a contract of continued Service, and the grant of the Option to the Optionee does not confer upon the Optionee the right to be retained in the Service of the Company or any [Extended Company] [Subsidiary].

     9. Shareholder Rights. The Optionee or other person or entity exercising the Option shall have no rights as a shareholder of record of the Company with respect to Shares issuable upon the exercise of the Option until such Shares have been issued. Except as otherwise expressly provided in the Plan, no adjustment shall be made for dividends or other rights for which the record date is prior to the earlier of the date such Shares are issued and the date the Optionee becomes entitled to such Shares. All Shares purchased upon the exercise of the Option as provided herein shall be fully paid and non-assessable.

     10. Availability of Shares. At all times during the term of the Option, the Company shall (i) reserve and keep available a sufficient number of Shares to satisfy the requirements of this Agreement, (ii) pay all original issue taxes, if any, with respect to the issuance of Shares pursuant to the exercise hereof and all other fees and expenses necessarily incurred by the Company in connection therewith, and (iii) from time to time, use its best efforts to comply with all laws and regulations which, in the opinion of the Company’s Chief Legal Counsel, shall be applicable thereto.

     11. Notices. Each notice relating to this Agreement shall be given in writing and shall be sufficiently given if sent by registered or certified mail, or by nationally recognized overnight delivery service, postage or charges prepaid, to the address as hereinafter provided. Any such written notice or communication given by mail shall be deemed to have been given two (2) business days after the date so mailed, and such written notice or communication given by overnight delivery service shall be deemed to have been given one (1) business day after the date so sent. Each written notice to the Company shall be addressed to it at its offices at Two North Riverside Plaza, Suite 2100, Chicago, Illinois 60606, Attention: Chief Legal Counsel (or, in the case of notices pursuant to Paragraph 4(b) hereof, Attention: Fidelity Investments, P.O. Box 770001, Cincinnati, Ohio 45277-0003) or such other address identified in a written notice from the Company to the Optionee delivered in the manner prescribed in this Paragraph 11. Each written notice to the Optionee or other person or entity then entitled to exercise the Share Option shall be addressed to the Optionee or such other person or entity at the Optionee’s last known address on the records of the Company.

     12. Incorporation of the Plan. Notwithstanding the terms, conditions and restrictions set forth herein, this Agreement shall be subject to and governed by all of the terms and conditions of the Plan. This Agreement hereby incorporates the Plan by reference, a copy of which is available to the Optionee upon written request to the Chief Legal Counsel. Any term or condition addressed in the Plan on which this Agreement is silent shall be governed and administered in accordance with the terms of the Plan. In the event of any discrepancy between the express terms and conditions of this Agreement and those of the Plan, the terms and conditions of the Plan shall control.

     13. Interpretation. The interpretation and construction by the Committee of any terms or conditions of the Plan, this Agreement or other matters related to the Plan shall be final and conclusive.

     14. Enforceability. This Agreement shall be binding upon the Optionee and his estate, assignee, transferee, personal representative and beneficiaries.

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     IN WITNESS WHEREOF, each of the undersigned have executed this Agreement as of the day and year first written above.

EQUITY OFFICE PROPERTIES TRUST

By:

Its:

OPTIONEE:

______________________________